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                                                                    Exhibit 23.1


                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the registration statements of Alloy, Inc., on Form S-3, dated July 26, 2000 (SEC File No. 333-39416), on
Form S-3, dated October 4, 2000 (SEC File No. 333-43888), on Form S-3 dated June 11, 2001 (SEC File No. 333-61352), and on Form S-8, dated October 20, 2000 (SEC File No. 333-48372) of our report dated August 30, 2001 relating to the financial statements of Cass Communications (a division of Cass Communications, Inc.) as of December 31, 2000 and for the years ended December 31, 2000 and 1999, included in this Current Report on Form 8-K/A of Alloy, Inc.


                                               /s/ Hutton, Nelson & McDonald LLP


Oakbrook Terrace, Illinois
August 30, 2001